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                               ASSET PURCHASE AGREEMENT

     This Agreement dated as of September 3, 1997, is by and between Niki Glass Co. Ltd., a Japanese corporation ("Buyer") and Conductus, Inc., a Delaware corporation ("Seller").

     This Agreement sets forth the terms and conditions upon which Buyer will purchase from Seller, and Seller will sell to Buyer, certain assets of Seller's Instrument and Systems Division ("CISD"), subject to those liabilities of Seller which are specifically hereinafter described, for the consideration provided herein.

     In consideration of the foregoing, the mutual representations, warranties and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.   DEFINITIONS

1.1 DEFINITIONS. For the purposes of this Agreement, all capitalized words or expressions used in this Agreement shall have the meanings specified in this
Article 1 (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

1.1.1 "AFFILIATE" means when used with respect to any Person if such Person is a corporation, any officer or director thereof and any Person which is, directly or indirectly, the beneficial owner (by itself or as part of any group) of more than five percent (5%) of any class of any equity security thereof, and, if such beneficial owner is a partnership, any general or limited partner thereof, or if such beneficial owner is a corporation, any Person controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship.

1.1.2 "AGREEMENT" means this Asset Purchase Agreement (together with all Exhibits and Schedules hereto) as in effect from time to time.

1.1.3 "CHARTER" means the Certificate of Incorporation, Articles of Incorporation or Organization or other organizational document of a corporation, as amended and restated through the date hereof.

1.1.4 "CLAIM" means an action, suit, proceeding, hearing, investigation, litigation, charge, complaint, claim or demand.

1.1.5 "LIEN" means, with respect to any asset, any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, restriction, adverse claim by a third party, title defect or encumbrance of any kind.

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1.1.6     "MATERIAL ADVERSE EFFECT" means a material adverse impact or effect on the business, operations, assets, liabilities, prospects or condition (financial or otherwise) of the Purchased Assets.

1.1.7 "OFFICER'S CERTIFICATE" means a certificate signed in the name of a corporation by its President, Chief Executive Officer, Treasurer, Chief Financial Officer, or, if so specified, the Clerk or Secretary, acting in his or her official capacity.

1.1.8 "PERSON" means any individual, firm, partnership, association, trust, corporation, limited liability company, governmental body or other entity.

1.1.9 "PRODUCT LINE" means Seller's iMag -Registered Trademark- system, XMag-TM- system, RLM bridge, TIT system and such custom SQUID systems as were delivered to and accepted by customers of Buyer prior to the date of Closing.

1.1.10 "PURCHASE DOCUMENTS" means this Agreement and any other certificate, document, instrument or agreement executed in connection therewith.

1.1.11 "TAX" means any federal, state, local or foreign tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

2.   PURCHASE AND SALE OF ASSETS

2.1 PURCHASE OF ASSETS. Upon the terms and subject to the conditions contained in this Agreement, at the Closing (as defined in Section 2.9 hereof), Seller shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase, acquire and accept from Seller, those of Seller's assets as set forth in
SCHEDULE 2.1 attached hereto (the "Purchased Assets"), and subject only to the liabilities and obligations of Buyer which are defined in Section 2.4 hereof (the "Assumed Liabilities").

2.2 GRANT OF LICENSE. Seller shall grant Buyer a nonexclusive, royalty-free, perpetual license, without right of sublicense to U.S. Patent No. 5,532,592, titled "SQUID Control Apparatus with Non-Cryogenic Flux-Locked Loop Disposed in Closed Proximity to the SQUID of Seller.

2.3 RETAINED ASSETS. Seller will retain ownership of all of Seller's assets other than the Purchased Assets and identified on SCHEDULE 2.3 hereto (the "Retained Assets").

2.3 ASSUMED LIABILITIES. Buyer shall assume the Assumed Liabilities, and will pay, perform and discharge the Assumed Liabilities as they become due. The Assumed Liabilities shall consist solely of the liabilities of Seller listed on
SCHEDULE 2.4 attached hereto. Buyer shall assume no other debts, obligations, contracts, leases or liabilities of Seller (other than the Assumed Liabilities), and Seller shall hold Buyer harmless from, and indemnify Buyer against, any debt, obligation, contract, lease or liability of Seller not expressly assumed by Buyer.

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2.5  RETAINED LIABILITIES.  Seller will retain all liabilities other than
Assumed Liabilities including, without limitation, those liabilities listed in
SCHEDULE 2.5 attached hereto.

2.6 PURCHASE PRICE. Upon the terms and subject to the conditions contained in this Agreement, and in consideration of the sale, assignment, transfer and delivery of the Purchased Assets, Buyer will pay, by wire transfer of immediately available funds, to Seller, one hundred ninety thousand dollars ($190,000) plus such California State sales tax as may be applicable to the transaction.

2.7 REVENUE SHARE. For a period of three (3) years after Closing, Buyer shall pay Seller three percent (3%) of Net Revenue from sale of XMag systems and components, except that the SWCC unit shall not be subject to a royalty payment. For purposes of this Section 2.7, "Net Revenue" shall mean the net amounts received by Buyer less separately stated amounts such as sales, value added and similar taxes and governmental charges, transportation, installation, duties, insurance and similar charges.

2.8 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Purchased Assets as set forth in SCHEDULE 2.8 attached hereto.

2.9 TIME AND PLACE OF CLOSING. The closing of the transactions described in Sections 2.1 through 2.8 hereof (the "Closing") shall take place at Seller's Sunnyvale offices at 9:30 a.m. on September 3, 1997, or at such other place or time as the parties hereto may agree. The date and time at which the Closing actually occurs is hereinafter referred to as the "Closing Date."

2.10 EXECUTION AND DELIVERY OF DOCUMENTS BY SELLER. At the Closing, Seller shall execute and deliver to Buyer a Bill of Sale in the form of EXHIBIT 2.10(a) and a License in the form of Exhibit 2.10(b) in order to effect the sale, conveyance, and transfer of the Purchased Assets from Seller to Buyer. Such instruments and documents shall be sufficient to convey to Buyer good and merchantable title in all of the Purchased Assets. Seller will, from time to time after the Closing Date, take such additional actions and execute and deliver such further documents as Buyer may reasonably request in order more effectively to sell, transfer and convey the Purchased Assets to Buyer and to place Buyer in position to operate and control all of the Purchased Assets.

2.11 EXECUTION AND DELIVERY OF DOCUMENTS BY BUYER. At the Closing, Buyer shall execute and deliver to Seller an Assumption Agreement in the form of Exhibit 2.11(a) and a Sublease Agreement in the form of Exhibit 2.11(b) in order to evidence Buyer's assumption of the Assumed Liabilities. Buyer will, from time to time after the Closing Date, take such additional action and deliver such further documents as Seller may reasonably request in order effectively to assume the Assumed Liabilities.

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3.   REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller hereby represents and warrants to Buyer as follows:

3.1 ORGANIZATION AND QUALIFICATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has full power and authority to own, use and lease its properties and to conduct its business as currently conducted.

3.2 AUTHORITY; NO VIOLATION. Seller has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Seller has been duly and validly authorized and approved by all necessary corporate action. This Agreement constitutes the legal and binding obligation of Seller, enforceable against it in accordance with its terms. To Seller's Knowledge, the entering into of this Agreement by Seller does not, and the consummation by Seller of the transactions contemplated hereby, including specifically the transfer of the Purchased Assets to Buyer by Seller, will not violate the provisions of (a) any applicable federal, state, local or foreign laws, (b) Seller's Charter or By-Laws, or (c) any provision of, or result in a default or acceleration of any obligation under, or result in any change in the rights or obligations of Seller under, any Lien, contract, agreement, license, lease, instrument, indenture, order, arbitration award, or judgment, which would have a Material Adverse Effect on the Purchased Assets or Buyer's right, title and interest in and to the Purchased Assets after the Closing.

3.3 TITLE, SUFFICIENCY AND CONDITION OF ASSETS. Seller has good and marketable title to, all of the Purchased Assets, free and clear of all Liens and the sale and delivery of the Purchased Assets to Buyer pursuant hereto shall vest in Buyer good and marketable title thereto, free and clear of any and all Liens and defects, other than as disclosed in SCHEDULE 3.3 hereto or as may be created by Buyer.

3.4 BROKERS. Neither Seller nor anyone acting on its behalf, has engaged, retained, or incurred any liability to any broker, investment banker, finder or agent or has agreed to pay any brokerage fees, commissions, finder's fees or other fees with respect to the sale of the Purchased Assets, this Agreement or the transactions contemplated hereby.

3.5 INTELLECTUAL PROPERTY. To Seller's Knowledge, without having conducted any patent or trademark search, Seller has sufficient title and ownership of, or license to, all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for the Product Line, without any conflict with or infringement of the rights of others.
SCHEDULE 3.5 sets forth (i) a true and complete list of such patents, trademarks, service marks, trade names, copyrights owned by Seller and used in the Product Line, and (ii) all patents, trademarks, trade names, copyrights, technology and processes not owned by Seller but used by Seller in the Product Line. No claims are pending against Seller by any person with respect to the use of any of the foregoing, or challenging

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or questioning the validity or effectiveness of any license or agreement relating to the same. Seller has not received any communications alleging that Seller has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary right of any person or entity. Neither the execution nor delivery of this Agreement or any assignment of licenses ancillary hereto will, to the best of Seller's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract covenant or instrument to which Seller is a party.

3.6 MATERIAL MISSTATEMENTS OR OMISSIONS. Neither this Agreement (including the Schedules and Exhibits hereto) nor any document, certificate or instrument furnished in connection therewith contains, with respect to Seller or the Product Line, any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

3.7 EFFECTIVE DATE OF WARRANTIES, REPRESENTATIONS AND COVENANTS. Each warranty, representation, and covenant set forth in this Article 3 shall be deemed to be made on and as of and speak as of the Closing (except as otherwise specifically provided herein). The representations and warranties contained in this Article 3 shall not be affected or deemed waived by reason of the fact that Buyer and/or its representatives knew or should have known that any such representation or warranty is or might be inaccurate in any respect.

4.   REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer hereby represents and warrants to Seller as follows:

4.1 ORGANIZATION AND QUALIFICATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Japan, with full power and authority to own, use or lease its properties and to conduct its business as such properties are owned, used or leased and as such business is conducted.

4.2 AUTHORITY. Buyer has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Buyer have been duly and validly authorized and approved by all necessary corporate action on the part of Buyer, and this Agreement constitutes the legal and binding obligation
of Buyer, enforceable against Buyer in accordance with its terms.   Assuming the
accuracy of the representations and warranties of Seller hereunder and to the best knowledge of Buyer, the entering into of this Agreement by Buyer does not, and the consummation by Buyer of the transactions contemplated hereby will not, violate the provisions of (a) any applicable laws of the United States or any other state or jurisdiction in which Buyer does business, (b) the Charter or By-Laws of Buyer, or (c) any provision of, or result in a default or acceleration of any obligation under, or result in any change in the rights or obligations of Buyer under, any mortgage, Lien, lease, agreement, contract, instrument, order, arbitration award, judgment, or

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decree which would have a Material Adverse Effect on Buyer's ability to consummate the transactions contemplated hereunder.

4.3 BROKERS. Neither Buyer nor anyone acting on its behalf has engaged, retained or incurred any liability to any broker, investment banker, finder or agent or has agreed to pay any brokerage fees, commissions, finder's fees or other fees with respect to the purchase of Purchased Assets, this Agreement or the transactions contemplated hereby.

4.4 WAIVER OF COMPLIANCE WITH THE BULK SALES ACT. In connection with the transactions contemplated hereby, and in reliance upon Seller's representations and warranties in Section 3.3 hereof, the parties shall waive compliance with the provisions of Article 6 of the Uniform Commercial Code - Bulk Transfers and the Bulk Sales Act and any other applicable bulk sales act or statute ("Bulk Sales Acts").

5.   CLOSING CONDITIONS

5.1 CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

5.1.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. Each of the representations and warranties of Seller contained in this Agreement shall remain true and correct at the Closing Date as fully as if made on the Closing Date; Seller shall have performed, on or before the Closing Date, all of its obligations under this Agreement and the other Purchase Documents which by the terms thereof are to be performed on or before the Closing Date; and Seller shall have delivered to Buyer an Officer's Certificate dated the Closing Date of Seller to such effect.

5.1.2 NO PENDING ACTION. No legislation, order, rule, ruling or regulation shall have been proposed, enacted or made by or on behalf of any governmental body, department or agency, and no legislation shall have been introduced in either House of Congress or in the legislature of any state, and no investigation by any governmental authority shall have been commenced or threatened, and no action, suit, investigation or proceeding shall have been commenced before, and no decision shall have been rendered by, any court or other governmental authority or arbitrator, which, in any such case, in the reasonable judgment of Buyer could adversely affect, restrain, prevent or rescind the transactions contemplated by this Agreement (including, without limitation, the purchase and sale of the Purchased Assets) or result in a Material Adverse Effect.

5.1.3 PURCHASE PERMITTED BY APPLICABLE LAWS; LEGAL INVESTMENT. Buyer's purchase of and payment for the Purchased Assets (a) shall not be prohibited by any applicable law or governmental order, rule, ruling, regulation, release or interpretation, (b) shall not constitute a fraudulent or voidable conveyance under

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any applicable law, and (c) shall be permitted by all applicable laws, statutes, ordinances, regulations and rules of the jurisdictions to which Buyer is subject.

5.1.4 PROCEEDINGS SATISFACTORY. All proceedings taken in connection with the purchase and sale of the Purchased Assets, all of the other Purchase Documents and all documents and papers relating thereto, shall be in form and substance reasonably satisfactory to Buyer.

5.1.5 CONSENTS - PERMITS. Seller shall have received (and there shall be in full force and effect) all material consents, approvals, licenses, permits, orders and other authorizations of, and shall have made (and there shall be in full force and effect) all such filings, registrations, qualifications and declarations with, any Person pursuant to any applicable law, statute, ordinance, regulation or rule or pursuant to any agreement, order or decree to which Seller with respect to the Product Line is a party or to which it is subject, in connection with the transactions contemplated by this Agreement and the sale of the Purchased Assets.

5.1.6 INTELLECTUAL PROPERTY. With respect to patents, trademarks, service marks, trade names, copyrights owned by Seller, included among the Purchased Assets, and listed in SCHEDULE 3.5, Seller shall execute and deliver to Buyer appropriate instruments of transfer conveying to Buyer all right, title and interest in and to such intellectual property; and

5.1.7 CREDITORS. Seller shall satisfy all creditors in connection with Seller's operation of the Product Line prior to the Closing, except as contemplated by the Assumed Liabilities, and shall remove any and all Liens against the Purchased Assets.

5.2 CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

5.2.1 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Buyer in this Agreement shall remain true and correct at the Closing Date, and Buyer shall, on or before the Closing Date, have performed all of its obligations under this Agreement and the other Purchase Documents which by the terms thereof are to be performed by it on or before the Closing Date.

5.2.2 NO PENDING ACTION. No legislation, order, rule, ruling or regulation shall have been proposed, enacted or made by or on behalf of any governmental body, department or agency, and no legislation shall have been introduced and no investigation by any governmental authority shall have been commenced or threatened, and no action, suit, investigation or proceeding shall have been commenced before, and no decision shall have been rendered by, any court or other governmental authority or arbitrator, which, in any such case, was not known by Seller on the date hereof or which could adversely affect, restrain,

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prevent or rescind the transactions contemplated by this Agreement (including, without limitation, the purchase and sale of the Purchased Assets) or result in a Material Adverse Effect.

5.2.3 CONSENTS - PERMITS. Buyer shall have received (and there shall be in full force and effect) all material consents, approvals, licenses, permits, orders and other authorizations of, and shall have made (and there shall be in full force and effect) all such filings, registrations, qualifications and declarations with, any Person pursuant to any applicable law, statute, ordinance, regulation or rule or pursuant to any agreement, order or decree to which Buyer with respect to the Product Line is a party or to which it is subject, in connection with the transactions contemplated by this Agreement, the purchase of the Purchased Assets and the assumption of Assumed Liabilities.

5.3 CLOSING DELIVERIES. Closing deliveries shall be made at or prior to the Closing.

5.3.1 PURCHASE PRICE. Buyer shall deliver, or cause to be delivered to Seller, the Purchase Price.

5.3.2 PURCHASE DOCUMENTS. Buyer and Seller shall execute and deliver, or cause to be executed and delivered, the Purchase Documents.

6.   TERMINATION

6.1 TERMINATION OF AGREEMENT. This Agreement and the transactions contemplated hereby may (at the option of the party having the right to do so) be terminated at any time on or prior to the Closing Date as follows:

6.1.1     MUTUAL CONSENT.  By mutual written consent of Buyer and Seller;

6.1.2 COURT ORDER. By Buyer or Seller if any court of competent jurisdiction shall have issued an order pursuant to the request of a third party restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

6.1.3     FAILURE TO CLOSE.   By Buyer or Seller if the transactions
contemplated hereby shall not have been consummated on or before September 15, 1997; provided, however, that such right to terminate this Agreement shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the transactions contemplated hereby to be consummated on or before such date;

6.1.4 TERMINATION BY SELLER. By Seller upon notice to Buyer, if as of the Closing (i) a condition to the performance of Seller set forth in
Section 6.2 hereof shall not be fulfilled at the time specified for the fulfillment thereof, (ii) a default under or a breach of this Agreement shall be made by Buyer, or (iii) any representation or

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warranty set forth in this Agreement or in any instrument delivered by Buyer pursuant hereto shall be materially false or misleading; or

6.1.5 TERMINATION BY BUYER. By Buyer by notice to Seller at any time prior to the Closing if (i) a condition to the performance of Buyer set forth in Section 6.1 hereof shall not be fulfilled at the time specified for the fulfillment thereof, (ii) a default under or a breach of this Agreement shall be made by Seller, (iii) any representation set forth in this Agreement or in any instrument delivered by Seller pursuant hereto shall be materially false or misleading, or (iv) the results of Buyer's due diligence shall not be satisfactory to Buyer.

6.2 EFFECT OF TERMINATION AND RIGHT TO PROCEED. If this Agreement is terminated pursuant to this Section 6, all further obligations of Buyer and Seller under this Agreement shall terminate without further liability of Buyer or any Affiliate thereof to Seller or of Seller to Buyer or any Affiliate thereof. If any of the conditions to obligations of Buyer specified herein have not been satisfied, Buyer, in addition to any other rights which it may have, shall have the right to waive its rights to have such conditions satisfied and elect to proceed with the transactions contemplated hereby and, if any of the conditions to the obligations of Seller specified herein have not been satisfied, Seller in addition to any other rights which may be available to it, shall have the right to waive its rights to have such conditions satisfied and elect to proceed with the transactions contemplated hereby.

7.   INDEMNIFICATION

7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each and every such representation and warranty set forth in this Agreement shall survive until the first anniversary of the Closing Date.

7.2 INDEMNIFICATION BY SELLER. Seller shall indemnify, defend and hold Buyer, its officers, directors, employees, owners, agents and Affiliates, harmless from and in respect of any and all losses, damages, costs and expenses of any kind and nature whatsoever (including, without limitation, interest and penalties, reasonable expenses of investigation and court costs, reasonable attorneys' fees and disbursements and the reasonable fees and disbursements of other professionals) which may be sustained or suffered by any of them (collectively "Losses"), arising out of, resulting from or pertaining to any Retained Liability, any breach or inaccuracy of any representation or warranty or the breach of or failure to perform any warranty, covenant, undertaking or other agreement of Seller contained in this Agreement or any other Purchase Document, liabilities under the Bulk Sales Acts, and all environmental, ecological, health, safety, products liability or other claims pertaining to the Purchased Assets which relate to time periods or events occurring prior to the Closing Date.

7.3 INDEMNIFICATION BY BUYER. Buyer shall indemnify, defend and hold Seller and its officers, directors, employees, consultants, owners, agents and Affiliates,

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harmless from and in respect of any and all Losses which may be sustained or suffered by any of them arising out of or resulting from or pertaining to any breach or inaccuracy of any representation or warranty or the breach of or failure to perform any warranty, covenant, undertaking or other agreement of Buyer contained in this Agreement or any other Purchase Document or all Assumed Liabilities (other than Retained Liabilities) and for all environmental, ecological, health, safety, products liability or other Claims pertaining to the Assumed Liabilities or the Purchased Assets which relate to time periods or events occurring after the Closing Date.

7.4 NOTICE AND OPPORTUNITY TO DEFEND. If there occurs an event which a party asserts is an indemnifiable event pursuant to Section 7.2 or 7.3, the party seeking indemnification (the "Claiming Party") shall promptly notify the other party obligated to provide indemnification (the "Indemnifying Party"). If such event involves (a) any Claim, or (b) the commencement of any action, suit or proceeding by a third person, the Claiming Party will give the Indemnifying Party prompt written notice of such Claim or the commencement of such action, suit or proceeding, PROVIDED, HOWEVER, that the failure to provide prompt notice as provided herein will relieve the Indemnifying Party of its obligations hereunder only to the extent that such failure prejudices the Indemnifying Party hereunder. In case any such action, suit or proceeding shall be brought against a Claiming Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it desires to do so, to assume the defense thereof, with counsel reasonably satisfactory to the Claiming Party and, after notice from the Indemnifying Party to the Claiming Party of such election so to assume the defense thereof, the Indemnifying Party shall not be liable to the Claiming Party hereunder for any attorneys' fees or any other expenses, in each case subsequently incurred by the Claiming Party, in connection with the defense of such action, suit or proceeding. The Claiming Party shall cooperate fully with the Indemnifying Party and its counsel in the defense against any such action, suit or proceeding. In any event, the Claiming Party shall have the right to participate at its own expense in the defense of such action, suit or proceeding. In no event shall an Indemnifying Party be liable for any settlement or compromise effected without its prior consent.

7.5 PAYMENT. Payment of amounts owing by the Indemnifying Party pursuant to Sections 7.2 through 7.3 with respect to a third party claim shall be made within thirty days after the later of (i) settlement of the third party claim, or (ii) the expiration of the period for appeal of a final adjudication of such third party claim.

7.6 TAX BENEFITS; INSURANCE PROCEEDS. In determining the amount of any damages for which any party is entitled to indemnification under this Agreement, the gross amount thereof will be reduced by any correlative Tax benefit or insurance proceeds realized or to be realized by such party; provided, however, that any increase in insurance premiums or Taxes or the like caused by the damages or

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payment thereof shall be taken into consideration and utilized to offset the reduction in damages.

7.7 DISPUTE RESOLUTION. In the event that a dispute arises between the parties as to any claim for Indemnification under Sections 7.1 through 7.4 hereof, the Presidents of each party hereto shall, for a period of ten (10) days, discuss the matter in question to see if it is capable of a resolution without invoking the provisions of Section 7.4 hereof. In the event that the matter has not been so resolved upon the conclusion of such ten (10) day period, during the next thirty (30) days the parties shall engage in good faith non-binding mediation with a mutually agreeable third party mediator in an effort to resolve such matter. The mediation shall occur in San Jose, California.

8.   Restrictive Covenants.

8.1 NONCOMPETITION. For a period of three (3) years after the date of Closing, Seller will not, except with written permission of Buyer, offer for sale, directly or through representatives or distributors, products which compete directly with Mag systems or RLM Bridges.

8.2 RETENTION OF DOCUMENTATION. Seller may retain a single copy of technical documentation under suitable administrative control only for archival purposes and to satisfy any residual warranty obligations. Seller shall keep the documents in strict confidence and shall not use them for any other purpose whatsoever and shall not divulge them to any party whatsosever. Seller may retain copies of the customer lists for any purpose.

8.3 NONUSE OF DOCUMENTATION. Seller will not, except with the written permission of Buyer, at any time after closing use any portion of the retained, nonpublic, technical documentation to compete with Buyer. Seller may use customer lists for any purpose.

8.4 RESTRICTIONS REASONABLE. Seller and Buyer acknowledge and agree that (a) the restrictions set forth in this Section 8 are reasonable in terms of scope, duration, geographic area, and otherwise, and (b) the protections afforded to the Buyer, and its Affiliates, hereunder are necessary to protect their legitimate business interests.

9.   SUPPLY OF SQUID SENSORS.

          For a period of three (3) years after closing, Seller will offer such SQUID sensors as it offers to the general public for sale to Buyer at a price no higher than it offers those sensors to other customers for similar quantities, delivery times, warranty and payment terms.

          Seller will continue to honor the warranty terms on SQUID sensors previously delivered to Buyer.

10. SUPPORT FOR XMAG.

10.1 PROBE PURCHASE. Buyer will make, deliver, install and warrant (except for SQUID sensors contained therein) a probe for the XMAG sold to the University of Nebraska for a price of $_______ and a delivery date of _____.

10.2 SERVICE CONTRACT. Seller and Buyer will enter into a time and materials service contract in the form set forth in Exhibit 10.2 for warranty service of XMAG systems sold to the University of Nebraska and Scienchem in Taiwan.

11.  MISCELLANEOUS

11.1 FEES AND EXPENSES. Each of the parties hereto will pay and discharge its own expenses and fees in connection of with the negotiation of and entry into this Agreement and the consummation of the transactions contemplated hereby.

11.2 NOTICES. All notices, requests, demands, consents and communications necessary or required under this Agreement or any other Purchase Document shall be made in the manner specified, or, if not specified, shall be delivered by hand or sent by registered or certified mail, return receipt requested, overnight courier, or by telecopy (receipt confirmed) to:

                    if to Buyer:

                    Niki Glass Co. Ltd.
                    16-9 Hagoromo 5-chrome
                    Takaishi-City
                    Osaka 592 Japan
                    Attn.: Takefumi Niki
                                President
                    Facsimile Transmission Number:

                    with a copy to:

                    Konaka, Toyama & Hosoya


                    Attn.: Yoshinori Hosoya
                    Facsimile Transmission Number: 001-81-3-3587-0101

                    if to Seller:

                    Conductus, Inc.
                    969 West Maude Avenue
                    Sunnyvale, CA  94086
                    Attention:  Charles E. Shalvoy
                                 President
                    Facsimile Transmission Number: (408) 523-9979
             with a copy to:
                    Conductus, Inc.
                    969 West Maude Avenue
                    Sunnyvale, CA  94086
                    Attention:  Judith A. DeFranco, Esq.
                                  Manager, Legal Affairs
                    Facsimile Transmission Number:  (408) 523-9979

     All such notices, requests, demands, consents and other communications shall be deemed to have been duly given or sent two (2) days following the date on which mailed, or on the date on which delivered by hand or overnight courier or by facsimile transmission (receipt confirmed), as the case may be, and addressed as aforesaid.

11.3 SUCCESSORS AND ASSIGNS. All covenants and agreements set forth in this Agreement and made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the successors and assigns of such party, whether or not so expressed, except that Seller may not assign or transfer any of its rights or obligations under this Agreement without the consent in writing of Buyer.

11.4 COUNTERPARTS, ETC. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement. If any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason in any jurisdiction, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that each of parties' rights and privileges shall be enforceable to the fullest extent permitted by law, and any such invalidity, illegality and unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.5 GOVERNING LAW. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the laws of the State of California applicable to contracts made and to be performed entirely in such state (without giving effect to the conflicts of laws provisions thereof). subject to the provisions of Section 7.7, the exclusive jurusdiction and venue over any dispute arising in connection with or as a result of this Agreement shall be a court of the State of California of competent jurisdiction located in San Diego County, California.

11.6 ENTIRE AGREEMENT. This Agreement, including the Schedules referred to herein, is complete, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof, and all inducements to the making of this Agreement relied upon by all the parties hereto, have been expressed herein or in said Schedules or Exhibits. This Agreement may not be amended except by an instrument in writing signed on behalf of Seller and Buyer.

11.7 ATTORNEYS' FEES: COSTS. If either party resorts to mediation, litigation or other legal process to enforce its rights under this Agreement, the prevailing party shall be entitled to an award of its reasonable costs and attorney's fees.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first set forth above.


ATTEST:                                      NIKI GLASS CO. LTD..

__________________________              __________________________

By:_______________________              By:_______________________

                                        Title:____________________

ATTEST:                                      CONDUCTUS, INC.

__________________________              __________________________

By:_______________________              By:_______________________

                                        Title:____________________

                                     SCHEDULE 2.1
                                   PURCHASED ASSETS

     Seller shall deliver to Buyer the following:

1. All drawings, specifications and similar materials for the Product Line in hard copy and electronic form (where available);

2. Intellectual property specific to the Product Line, including, the following rights as more fully identified on SCHEDULE 3.5 hereto;

     a)   All trademarks used to identify the Product Line as follows:
          1.   IMAG;
          2.   XMAG;

     b) All copyrights used in the Product Line, including copyright in firmware, software and manuals; and

     c) All know-how related to the Product Line, including all documentation regarding such know-how;

3. The fixtures, tools and equipment of the Product Line used in the assembly, test, calibration, and support of the Product Line as follows:

                                 Description              Tab #   Quantity
                a)    Tekscope-100 mhz-portable THS 710     17       1
                b)    Ultrasonic "3210"                     51       1
                c)    Large Torch Cart                      56       1
                d)    Oxygen Cylinder                       57       1
                e)    Acetylene Cylinder                    58       1
                f)    Drill Press Enco                      70       1
                g)    Belt Disc Sander                      71       1
                h)    Flammable Cabinet                     73       1
                i)    Veeco Leak Detector-MS 9              76       1
                j)    Veeco Leak Dector-MS 17               77       1
                k)    Stanford Function Generator-model    108       1
                      DS33
                l)    HP 54601B - O-Scope                  376       1
                m)    HP 34401A Multimeter                 382       1
                n)    Chart Recorder                       555       1
                o)    Microscope                           560       1
                p)    Engine Stand                         568       1
                q)    Vacuum Pump                          572       1
                r)    HP Dynamic Signal Analyzer           598       1
                s)    Mass Flowmeter                       602       1
                t)    Power Stat Variable Auto. Trans      610       1
                u)    Lock-in Amplifier - Stanford         619       1
                      SR510
                v)    AT 6400 (used)                       827       1
                w)    AT 6400 (used)                       828       1
                x)    3 Layer Shield                       848       1
                y)    3 Axis Fluxgate Magnetometer         885       1
                z)    Soldering Iron                       TBD       1

                                 Description              Tab #   Quantity
                aa)   Black Cabinets                       TBD       4
                bb)   Office Desks                         TBD       4
                cc)   File Cabinets                        TBD       4
                dd)   Desk Chairs                          TBD       4
                ee)   Work Benches                         TBD       2
                ff)   Small Tools - sets                   N/A       2
                gg)   Labview with Labwindows              N/A       1
                hh)   Borland 4.5-5.0                      N/A       1
                ii)   Protogen                             N/A       1

     4. Inventories of the Product Line, including all raw materials, work in process, finished goods, and test and marketing demonstration units existing on the Closing Date, but excluding SQUID Sensors and the 1-channel HTS system sold to Oriental Scientific, which will be retained by the Seller.

     5. A copy of all customer files and records relating to the Product Line and Purchased Assets.

     6.   All brochures, marketing literature, and customer lists.

     7.   Other fixed assets and equipment as follows:

                                 Description              Tab #   Quantity
                a)    Compressor                            49       1
                b)    Small Torch with 2 cylinders          53       1
                c)    Triple Beam Balance                   63       1
                d)    Leak Detector Cart with Parts         65       1
                e)    Hoist CM Series 622                   68       1
                f)    Telephone System & Phones          Various     21
                g)    HP DC Power supply                   116       1
                h)    4 Drawer File Cabinet-Purchasing     201       1
                i)    4 Drawer File Cabinet-Purchasing     202       1
                j)    HP 165B Logic Analyzer               381       1
                k)    Bead Blaster                         551       1
                l)    Hydraulic Press                      561       1
                m)    Extreme Isolation X-Former           615       1
                n)    Gauss Meter - F.W. Bell - 9200       617       1
                o)    Conference Table & Chairs          763-771     9
                p)    Overhead Projector & Screen          773       2
                q)    Canon Copier-NP6030                  780       1
                r)    Refrigerator                         783       1
                s)    Heat Gun                             823       1
                t)    UNGAR Heat Gun                       825       1
                u)    Lab Dewar                            830       1
                v)    Cal Comp Plotter                     846       1
                w)    Cannon Fax - L777                    849       1
                x)    File cabinets                        TBD       6
                y)    Desks                                TBD       6
                z)    Chairs                               TBD       6

                aa)   White boards (if available)          TBD       10
                bb)   Work benches - non-formica tops      TBD       6
                cc)   Pentium computer (Barker's)        957-958     1
                dd)   486 Computer-generic                 TBD       1
                ee)   Panavises                            N/A       4
                ff)   Regulators                           N/A       3
                gg)   Bookcases-Purchasing                 TBD       4
                hh)   Wastebaskets                         N/A       10
                ii)   Soldering Stations                   TBD       2
                jj)   MVE Dewar                            N/A       1

                                     SCHEDULE 2.3
                                   RETAINED ASSETS

          Seller shall retain ownership of the following assets:

     1. All fixtures, tools and equipment of Seller, whether used in the Business or not, except for those assets listed in SCHEDULE 2.1; and

     2. U.S. Patent No. 5,532,592, titled "SQUID Control Apparatus with Non-Cryogenic Flux-Locked Loop Disposed in Closed Proximity to the SQUID;"

     3. All intellectual property related to the design and manufacture of SQUID sensors;

     4.   All purchased software for accessing computer data files; and

     5.   All licenses for patents from third parties.

                                     SCHEDULE 2.4
                                 ASSUMED LIABILITIES

     Buyer shall be responsible for the following:

     1. all responsibility for manufacture, delivery and warranty service for all XMAG systems sold by Niki;

     2. all liability arising from the cancellation by Conductus of orders for options for XMAG systems sold by Niki;

     3. all liability arising from the cancellation by Conductus of orders for RLM bridges sold by Niki;

     4. all responsibility for completion, delivery and warranty service of the TIT system, including any liability for late delivery;

     5. all liability associated with the cancellation of delivery of the Riken scanning microscope system; and

     6. all responsibility for warranty service for custom systems sold by Niki.

                                     SCHEDULE 2.5
                                 RETAINED LIABILITIES

     Seller shall retain all liability for:

     1.   Warranty service for all SQUID sensors sold by Seller;

     2. All liability, including warranty service, for all XMAG systems, other than those sold to customers of Buyer, including systems sold to the University of Nebraska and Scienchem Corp. in Taiwan.

                                     SCHEDULE 2.8
                             ALLOCATION OF PURCHASE PRICE

     The Purchase Price shall be allocated as follows:

     1.   Fixed Assets             $30,000

     2.   Inventory                $50,000

     3.   Lease Assumption         $26,000

     4.   Ongoing R&D              $84,000

                                     SCHEDULE 3.3
                                  LIENS AND DEFECTS

     None

                                     SCHEDULE 3.5
                                INTELLECTUAL PROPERTY

     (i)  Intellectual Property owned by Seller:

          1. U.S. Patent No. 5,532,592, titled "SQUID Control Apparatus with Non-Cryogenic Flux-Locked Loop Disposed in Closed Proximity to the SQUID;

          2.   Registered trademark "IMAG";

          3.   Common law trademark "XMAG;"

          4.   Copyright in all software, firmware and manuals.

     (b) Third Party Intellectual Property licensed by Seller:

          1. License from Sperry Unisys for U.S. Patent No. 4,663,590 titled "Single frequency noise reduction circuit for squids;"

          2. License from BTI for U.S. Patent No. 4,389,612 titled "Apparatus for Reducing Low Frequency Noise in DC Biased SQUIDS.


                                        1